UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2016
SYNCHRONOSS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52049	06-1594540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend and restate in its entirety Exhibit 99.1 of the Current Report on Form 8-K filed by Synchronoss Technologies, Inc. on December 22, 2016 (the “Original 8-K”). Exhibit 99.1 of the Original 8-K was amended to include the unaudited proforma statement of income for the period ended September 30, 2015 and unaudited pro forma consolidated supplemental cash flow data; none of the previously disclosed financial information was changed.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2016, Synchronoss Technologies, Inc. ("Synchronoss") completed the previously announced divestiture of a portion of its carrier activation business (“BPO”) to newly formed Sequential Technology International, LLC (“STI”) for a total purchase price of $146 million (the “Sale”). As part of the Sale, Synchronoss will retain a 30% investment in STI, which can be reduced during the course of 2017. The historical financial results of the BPO business will be classified as discontinued operations in Synchronoss' future filings.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma financial information of Synchronoss to give effect to the disposition of the BPO is included in Exhibit 99.1 filed herewith and incorporated by reference into this Item 9.01.

(d)  Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Stephen G. Waldis
Stephen G. Waldis
Chairman of the Board of Directors And Chief Executive Officer

Date: January 5, 2017